UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 7, 2008

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 11, 2008, SRI/Surgical Express, Inc. issued a press release announcing its results of operations for the quarter ended June 30, 2008. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2008, the Company entered into a new $24.3 million credit facility with Bank of America, N.A., an existing lender, which replaced its $20 million credit facility and its $4.2 million mortgage loan on its Tampa headquarters. The new facility includes a $4.3 million term loan, which replaces the mortgage loan, and a revolving loan of up to $20 million for working capital, letters of credit issued to support the Company’s bonds for two of its processing facilities, capital expenditures and other purposes. Actual amounts available under the revolving loan are tied to a borrowing base. As of the closing date, the Company had drawn the full term loan and used $12.8 million of the revolving loan, including $5.6 million of advances and $7.2 million of availability for letters of credit to support the Company’s bonds. The term loan amortizes based on a 20-year schedule, with the remaining principal balance due on the maturity date for the entire facility, which is August 7, 2011.

The new credit facility is secured by substantially all of the Company’s assets. The interest rate on the revolving loan varies between 150 and 275 basis points over LIBOR depending on excess availability under the facility. Interest on the term loan varies between 200 and 300 basis points over LIBOR depending on excess availability under the facility. Through December 31, 2008, the interest rates on the term loan and revolving loan will be 250 and 225 basis points, respectively, over LIBOR.

The credit facility requires the Company to comply with (a) a minimum tangible net worth requirement of $39.5 million from the closing date through June 30, 2009, and $40.0 million thereafter, (b) from the closing date through May 31, 2009, a minimum annual EBITDA requirement, measured monthly, of $5 million during the 12 months ending July 31, 2008, increasing incrementally to $7.5 million on May 31, 2009, and (c) beginning June 30, 2009, a fixed charge coverage ratio, initially of 0.85 to one, increasing incrementally to 1.10 to one on December 31, 2009, and continuing thereafter. The credit facility includes typical negative covenants, including provisions restricting the Company from paying dividends, incurring more debt, making loans and investments, encumbering its assets, entering into a new business, or entering into certain merger, consolidation, or liquidation transactions.

The Company will file the Credit Agreement and promissory notes for this new facility with its Quarterly Report on Form 10-Q on August 13, 2008.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated August 11, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: August 11, 2008	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 11, 2008.